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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): April 19, 1996
                                                         --------------

                            CITI-BANCSHARES, INC.
                            ---------------------
            (Exact name of registrant as specified in its charter)



   Florida                    0-18507                    59-2298309
  ----------                 ----------               -----------------
  (State or other            (Commission               (IRS Employer
  jurisdiction of            File Number)              Identification No.)
  incorporation)



                            1211 N. Boulevard West
                           Leesburg, Florida 34748
                           ------------------------
       (Addresses, including zip codes, of principal executive offices)


                                (904) 787-5111
                          --------------------------
            (Registrant's telephone numbers, including area code)


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ITEM 2.   OTHER EVENTS.
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        On April 19, 1996, Citi-Bancshares, Inc. ("CBI") consummated the acquisition (the "Merger") of Citizens First Bancshares, Inc. ("CFB") pursuant to the terms of that certain Agreement and Plan of Merger (the "Agreement"), dated as of October 19, 1995. The Boards of Directors of CBI and CFB approved the Agreement and the transactions contemplated thereby at meetings held on October 19, 1995.

        In accordance with the terms of the Agreement, CBI acquired CFB pursuant to the Merger of CFB with and into CBI as the surviving entity. Also as a result of the Merger, each share of the $.10 par value common stock of CFB ("CFB Common Stock") outstanding immediately prior to the effective time of the Merger (as described in the Agreement, the "Effective Time") was converted into the right to receive 1.318 shares of the $.01 par value common stock of CBI ("CBI Common Stock") (i.e., 425,000 divided by the number of shares of CFB Common Stock issued and outstanding at the Effective Time). It is anticipated that Terry E. Trexler, a former director of CFB, shall be elected to the Board of Directors of CBI.

        The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

        Consummation of the Merger was subject to various conditions, including among others: (i) receipt of the approval by the shareholders of CFB of the Agreement and the Merger as required under Florida law; (ii) receipt of certain regulatory approvals, including that of the Board of Governors of the Federal Reserve System; (iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt of a satisfactory opinion from an independent auditor to the effect that the Merger qualifies to be accounted for as a pooling of interests; and (v) satisfication of certain usual conditions.

        The Agreement and the Merger was submitted for approval of CFB's shareholders at a special meeting of CFB's shareholders on April 11, 1996. Approximately 88% and less than one percent of the issued and outstanding shares of CFB Common Stock entitled to vote at the special meeting voted for and against the Merger, respectively.

        For additional information regarding the Agreement, please refer to the copy of the Agreement which is included as an Exhibit to CBI's Current Report on Form 8-K dated November 1, 1995. The foregoing discussion is qualified in its entirety by reference to such document.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial Statements of Business Acquired.

                It is impracticable to file at this time the required financial statements required by this Item 7(a). Such financial statements shall be filed as soon as practicable by amendment to this Form 8-K, but in no event later than 60 days after the date that this Form 8-K is filed.

        (b)     Pro Forma Financial Information

                It is impracticable to file at this time the required pro forma financial information required by this Item 7(b). Such pro forma financial information shall be filed as soon as practicable by amendment to this Form 8-K, but in no event later than 60 days after the date that this Form 8-K is filed.

        (c)     Exhibits

        2.1 Agreement and Plan of Merger by and between CBI and CFB, dated as of October 19, 1995. (Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 1, 1995)
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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the reqistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CITI-BANCSHARES, INC.
                                          (Registrant)


                                        By: /s/ T. Michael Killingsworth
                                           -----------------------------------
                                           T. Michael Killingsworth
                                             Senior Vice President, Chief
                                               Financial Officer and Secretary


Date:  May 3, 1996